As filed with the Securities and Exchange Commission on December 30, 2009

REGISTRATION NO. 333-128206

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

_____________________

iBASIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization		04-3332534 (I.R.S. Employer Identification No.)
20 Second Avenue
Burlington, MA 01803
(Address, Including Zip Code, of Principal Executive Offices)
_____________________

iBASIS, INC. AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN
(Full Titles of the Plans)
_____________________

Mark Flynn
Chief Legal Officer & Corporate Secretary
iBasis, Inc.
20 Second Avenue
Burlington, MA 01803
(718) 505-7500
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
_____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

TERMINATION OF REGISTRATION

This post-effective amendment deregisters all shares of our common stock, par value $0.001 per share, registered for issuance under the registration statement on Form S-8 (File No. 333-128206) (the “Registration Statement”) that remain unissued.  The Registration Statement related to the shares of common stock issuable to eligible employees pursuant to the Amended and Restated 1997 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, in the State of Massachusetts on December 30, 2009.

IBASIS, INC.
By:	/s/ Richard Tennant
Richard Tennant Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ J.W.L. van Vianen	Chief Executive Officer	December 30, 2009
J.W.L. van Vianen	(Principal Executive Officer)
/s/ Richard Tennant	Chief Financial Officer	December 30, 2009
Richard Tennant	(Principal Financial and Accounting Officer)
/s/ Joost Farwerck	Director	December 30, 2009
Joost Farwerck
/s/ J.W.L. van Vianen	Director	December 30, 2009
J.W.L. van Vianen

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